Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

Extremity Product Sales Growth Reported at 19%, 14% Constant Currency

Sales and Adjusted EBITDA Guidance Maintained for 2011

AMSTERDAM, The Netherlands, August 9, 2011 — Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported sales of $65.2 million for the second quarter of 2011 compared to sales of $54.6 million for the second quarter 2010, an increase of 19.4% as reported and 12.2% in constant currency. Year to date sales were reported at $134.6 million compared to sales of $116.4 million in the first half of 2010, an increase of 15.6% as reported and 12.1% in constant currency. Second quarter 2011 sales of Tornier’s extremity product categories increased 19.3% as reported, 14.4% in constant currency over the prior year’s second quarter, and represented 78% of reported global sales.

Douglas W. Kohrs, President and Chief Executive Officer of Tornier, commented, “We are pleased to report double digit constant currency growth in the second quarter despite a challenging health care utilization environment.  Upper extremities lead our global growth as the new Aequalis™ Ascend™ shoulder arthroplasty system continues to exceed our expectations while our flagship Aequalis™ family of shoulder arthroplasty systems continues to grow. We also recognized double digit constant currency sales growth of our lower extremity and sports medicine/biologics product categories and we continue to expect these product lines to benefit in the second half from global expansion and several new product introductions.”

The Company’s second quarter 2011 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $6.2 million or 9.6% of sales, compared to $6.0 million in the same quarter last year.  For the first six months of 2011, adjusted EBITDA reached $15.4 million or 11.4% of sales, compared to $10.8 million or 9.2% of sales in the same period last year.

Mr. Kohrs continued, “Our second quarter operating results met our expectations and we remain on track to demonstrate continued improvement in adjusted EBITDA for the full year, while maintaining our commitment to innovation, evidence-based medicine, and clinical education.”

Sales and Product Review

Tornier’s second quarter 2011 constant currency sales growth of 12.2% continued to be led by its extremity product line categories which together posted constant currency growth of 14.4% over second quarter 2010.  Within the extremity products group, second quarter constant currency growth of the upper extremity category was 15.1% led by the new Aequalis™ Ascend™ arthroplasty system.  The recent international launch of the new Simpliciti™ stemless shoulder system is expected to contribute to upper extremity sales growth in the second half of 2011.  Tornier’s lower extremity and sports medicine and biologics product categories posted constant currency sales growth rates of 11.2% and 11.8%, respectively, in the second quarter over the same quarter last year. The lower extremity product category is beginning to benefit from the expanded instrument set availability for key new products such as the Stabilis™ ankle fusion system and the Wave® calcaneal fracture system.  Tornier’s sports medicine and biologics product category has seen the early benefit of the launch of the BioFiber® surgical mesh and expanded availability in our international markets. Tornier’s large joint product category again posted above market constant currency growth in the second quarter at 4.5% over the same quarter last year, primarily as the result of favorable reception to the Company’s total hip arthroplasty systems.

On a geographic basis as compared to second quarter 2010, Tornier’s second quarter 2011 sales in the United States increased by 12.1% and represented 53% of global sales.  International sales increased 28.7% in the quarter as reported and 12.3% in constant currency, representing 47% of global sales.

Outlook

The Company is confirming and narrowing its previous guidance and now projects 2011 sales in the range of $260 to $265 million, representing growth of 14% to 17% as reported, and 12% to 14% in constant currency over 2010 sales.  The Company projects 2011 adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, of $29 to $32 million or 11% to 12% of total sales.

For the third quarter of 2011, the Company projects sales in the range of $57.0 to $59.0 million, representing growth of 15% to 19%, based on recent currency exchange rates, and 12% to 16% in constant currency over third quarter 2010. The Company projects adjusted EBITDA for the third quarter of 2011 of $4.5 to $5.5 million, representing 8% to 9% of sales.

Earnings Call Information

Tornier will host a conference call today at 5:30 p.m. eastern time to discuss its second quarter 2011 financial results.  The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com where it will be available for replay beginning two hours after completion of the call and archived and accessible for approximately 12 months.  Those without internet access may join the call from within the U.S. by dialing 877-673-5355; outside the U.S., dial +1-760-666-3805.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.  Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot.  The Company’s broad offering of over 80 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets.  Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world.  For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release.  Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Contact:
Carmen Diersen
Chief Financial Officer
952-426-7646
cdiersen@tornier.com

Doug Kohrs
President and Chief Executive Officer
952-426-7606
dkohrs@tornier.com

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Revenue	$65,158	$54,563	$134,593	$116,406
Cost of goods sold	18,017	14,725	38,058	32,001
Gross profit	47,141	39,838	96,535	84,405

Operating expenses
Sales and marketing	34,872	29,721	69,571	64,191
General and administrative	6,362	4,668	12,387	11,194
Research and development	5,189	4,003	10,299	8,816
Amortization of intangible assets	2,897	2,881	5,707	5,878
Special charges	132	28	132	252
Total operating expenses	49,452	41,301	98,096	90,331

Operating (loss)	(2,311)	(1,463)	(1,561)	(5,926)

Other income (expense)
Interest expense	(489)	(4,935)	(2,967)	(10,765)
Foreign currency transaction gain (loss)	226	(3,445)	147	(5,739)
Loss on extinguishment of debt	—	—	(29,475)	—
Other non-operating income (expense)	35	(153)	16	61

Loss before income taxes	(2,539)	(9,996)	(33,840)	(22,369)
Income tax (expense) benefit	(330)	1,393	7,002	3,715

Consolidated net loss	(2,869)	(8,603)	(26,838)	(18,654)
Net loss attributable to non-controlling interest	—	—	—	(695)

Net loss attributable to Tornier N.V.	(2,869)	(8,603)	(26,838)	(17,959)
Accretion of non-controlling interest	—	—	—	(679)

Net loss attributable to ordinary shareholders	$(2,869)	$(8,603)	$(26,838)	$(18,638)

Net loss per share
Basic and diluted	$(0.07)	$(0.31)	$(0.72)	$(0.72)

Weighted average ordinary shares outstanding
Basic and diluted	39,040	27,411	37,248	26,039

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	July 3, 2011	January 2, 2011
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$59,733	$24,838
Accounts receivable, net	47,666	42,758
Inventories	86,191	77,525
Deferred income taxes and other current assets	19,870	28,093
Total current assets	213,460	173,214

Instruments, net	47,480	42,378
Property, plant and equipment, net	34,825	33,680
Goodwill and intangibles, net	248,456	240,854
Deferred income taxes and other assets	1,144	1,052
Total assets	$545,365	$491,178

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$13,572	$28,392
Accounts payable	16,765	12,890
Accrued liabilities and deferred income taxes	34,641	34,967
Total current liabilities	64,978	76,249

Notes payable	—	84,261
Other long-term debt	27,272	25,467
Deferred income taxes and other long-term liabilities	28,280	34,962
Total liabilities	120,530	220,939

Shareholders’ equity	424,835	270,239

Total liabilities and shareholders’ equity	$545,365	$491,178

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Cash flows from operating activities
Consolidated net loss	$(2,869)	$(8,603)	$(26,838)	$(18,654)

Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	6,798	6,202	13,891	13,011
Non-cash foreign currency (gain) loss	(30)	2,429	603	4,106
Deferred and prepaid income taxes	1,904	(1,579)	(6,165)	(3,722)
Share-based compensation	1,615	1,276	2,910	2,835
Non-cash interest expense and discount amortization	—	4,622	2,040	9,819
Inventory obsolescence	870	1,256	2,466	2,738
Change in fair value of warrant liability	—	(271)	—	(418)
Loss on extinguishment of debt	—	—	29,475	—
Other non-cash items affecting earnings	231	960	336	1,245

Changes in operating assets and liabilities
Accounts receivable	2,235	60	(3,657)	(1,378)
Inventories	(4,645)	(5,711)	(6,680)	(10,443)
Accounts payable and accruals	337	(474)	2,011	5,186
Other current assets and liabilities	(199)	(698)	3,295	(1,894)
Other non-current assets and liabilities	(734)	(716)	(1,222)	78
Net cash provided by (used in) operating activities	5,513	(1,247)	12,465	2,509

Cash flows from investing activities
Acquisition-related cash payments	(1,154)	(591)	(1,635)	(1,652)
Additions of instruments	(5,582)	(4,685)	(8,456)	(7,854)
Purchases of property, plant and equipment	(762)	(1,072)	(1,476)	(5,651)
Net cash provided by (used in) investing activities	(7,498)	(6,348)	(11,567)	(15,157)

Cash flows from financing activities
Change in short-term debt	(3,832)	10,265	(16,764)	13,801
Repayments of long-term debt	(1,945)	(4,688)	(4,015)	(7,297)
Proceeds from issuance of long-term debt	3,509	(1,199)	3,509	2,165
Deferred financing costs	(215)	(525)	(2,629)	(525)
Repayment of notes payable	—	—	(116,108)	—
Issuance of ordinary shares	51	397	168,308	938
Net cash provided by (used in) financing activities	(2,432)	4,250	32,301	9,082

Effect of currency exchange rates on cash and cash equivalents	36	(1,757)	1,696	(1,194)

Increase (decrease) in cash and cash equivalents	(4,381)	(5,102)	34,895	(4,760)

Cash and cash equivalents at beginning of period	64,114	38,311	24,838	37,969

Cash and cash equivalents at end of period	$59,733	$33,209	$59,733	$33,209

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three Months Ended			Six Months Ended
	(unaudited)			(unaudited)
	July 3, 2011	July 4, 2010	Percent change	July 3, 2011	July 4, 2010	Percent change
Revenue by product category
Upper extremity joints and trauma	$40,795	$33,940	20.2%	$82,950	$70,587	17.5%
Lower extremity joints and trauma	6,447	5,592	15.3%	13,079	11,848	10.4%
Sports medicine and biologics	3,583	3,076	16.5%	7,440	6,517	14.2%
Total extremities	50,825	42,608	19.3%	103,469	88,952	16.3%
Large joints and other	14,333	11,955	19.9%	31,124	27,454	13.4%
Total	$65,158	$54,563	19.4%	$134,593	$116,406	15.6%

Revenue by geography
United States	$34,395	$30,669	12.1%	$71,416	$64,464	10.8%
International	30,763	23,894	28.7%	63,177	51,942	21.6%
Total	$65,158	$54,563	19.4%	$134,593	$116,406	15.6%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
	(unaudited)
	July 3, 2011			July 4, 2010
		Foreign			Percent
		exchange			change on
		impact as	Revenue on a		a constant
	Revenue as	compared to	constant	Revenue as	currency
	reported	prior period	currency basis	reported	basis
Revenue by product category
Upper extremity joints and trauma	$40,795	$(1,715)	$39,080	$33,940	15.1%
Lower extremity joints and trauma	6,447	(231)	6,216	5,592	11.2%
Sports medicine and biologics	3,583	(145)	3,438	3,076	11.8%
Total extremities	50,825	(2,091)	48,734	42,608	14.4%
Large joints and other	14,333	(1,836)	12,497	11,955	4.5%
Total	$65,158	$(3,927)	$61,231	$54,563	12.2%

Revenue by geography
United States	$34,395	$—	$34,395	$30,669	12.1%
International	30,763	(3,927)	26,836	23,894	12.3%
Total	$65,158	$(3,927)	$61,231	$54,563	12.2%

	Six Months Ended
	(unaudited)
	July 3, 2011			July 4, 2010
		Foreign			Percent
		exchange			change on
		impact as	Revenue on a		a constant
	Revenue as	compared to	constant	Revenue as	currency
	reported	prior period	currency basis	reported	basis
Revenue by product category
Upper extremity joints and trauma	$82,950	$(1,890)	$81,060	$70,587	14.8%
Lower extremity joints and trauma	13,079	(264)	12,815	11,848	8.2%
Sports medicine and biologics	7,440	(159)	7,281	6,517	11.7%
Total extremities	103,469	(2,313)	101,156	88,952	13.7%
Large joints and other	31,124	(1,742)	29,382	27,454	7.0%
Total	$134,593	$(4,055)	$130,538	$116,406	12.1%

Revenue by geography
United States	$71,416	$—	$71,416	$64,464	10.8%
International	63,177	(4,055)	59,122	51,942	13.8%
Total	$134,593	$(4,055)	$130,538	$116,406	12.1%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Net loss, as reported	$(2,869)	$(8,603)	$(26,838)	$(18,654)

Interest expense	489	4,935	2,967	10,765
Income tax expense (benefit)	330	(1,393)	(7,002)	(3,715)
Depreciation	3,901	3,321	8,184	7,133
Amortization	2,897	2,881	5,707	5,878

Subtotal Non-GAAP EBITDA (Loss)	4,748	1,141	(16,982)	1,407

Other non-operating (income) expense	(35)	153	(16)	(61)
Foreign currency transaction (gain) loss	(226)	3,445	(147)	5,739
Share-based compensation	1,615	1,276	2,910	2,835
Loss on extinguishment of debt	—	—	29,475	—
Special charges	132	28	132	252
Operating expenses from consolidated VIE	—	—	—	594

Non-GAAP Adjusted EBITDA	$6,234	$6,043	$15,372	$10,766